                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(a)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 24D.14A-11(c) or Section
     24D.14a-12

                                  ADVO, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed as table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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Notes:

                      [LOGO OF ADVO, INC. APPEARS HERE]

December 17, 1998

Dear Stockholder:

  You are cordially invited to the Annual Meeting of Stockholders of ADVO, Inc., to be held on Thursday, January 21, 1999, at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, commencing at 10:30 A.M. (EST). Your Board of Directors and management look forward to greeting personally those of you who are able to attend.

  At the Meeting, you will be asked to elect the members of the Board of Directors; to approve and adopt the Company's 1998 Incentive Compensation Plan; to ratify the appointment of independent auditors for the fiscal year ending September 25, 1999; and to transact such other business as may properly be brought before the Meeting.

  In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest. Important information is contained in the accompanying proxy statement, which you are urged to read carefully.

  It is important that your shares are represented and voted at the Meeting, regardless of the number you own and whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Sincerely,

                                          /s/ Robert Kamerschen

                                          Robert Kamerschen
                                          Chairman and Chief
                                          Executive Officer

                       [LOGO OF ADVO, INC. APPEARS HERE]

                                  ADVO, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of ADVO, Inc. (the "Company") will be held at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, on Thursday, January 21, 1999, at 10:30 A.M. (EST), to consider and take action on the following items:

    1. The election of eight Directors, as described in the attached proxy statement, to serve until the Annual Meeting of Stockholders in 2000;

    2. The approval and adoption of the 1998 Incentive Compensation Plan;

    3. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 25, 1999; and

    4. The transaction of such other business as may properly come before said meeting or any adjournment thereof.

  Only holders of Common Stock of record at the close of business on November 27, 1998 are entitled to vote at the Meeting or any adjournment thereof. A list of the stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for ten days prior to the Meeting at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut.

                                          By Order of the Board of Directors

                                          /s/ David M. Stigler

                                          David M. Stigler, Secretary

Windsor, Connecticut
December 17, 1998

  YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                  ADVO, INC.
                                ONE UNIVAC LANE
                                 P.O. BOX 755
                        WINDSOR, CONNECTICUT 06095-0755

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of ADVO, Inc. (the "Company" or "ADVO"), a Delaware corporation, to be held at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, on Thursday, January 21, 1999 at 10:30 A.M. (EST).

  The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company.

  The cost of soliciting proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse such banks, brokers, custodians, nominees and fiduciaries for their expenses in so doing. Directors, officers, and regular employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by telegram from stockholders. The Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies at an estimated cost of $12,000 including expenses, which will be paid by the Company. These proxy materials are first being mailed to stockholders on or about December 17, 1998. The Company's Annual Report to stockholders for the fiscal year ended September 26, 1998 is being furnished concurrently herewith to stockholders of record. Additional copies of the Annual Report may be obtained upon written request to the Corporate Secretary, ADVO, Inc., One Univac Lane, Windsor, CT 06095 or by telephone at 860-285-6100.

  A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted, by notifying the Secretary of the Company in writing of such revocation, by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed form of proxy to vote FOR the election of the nominees named herein as Directors and FOR Proposals 2 and 3.

                         OUTSTANDING VOTING SECURITIES

  Only holders of ADVO Common Stock, par value $.01 per share ("Common Stock"), of record at the close of business on November 27, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 22,133,572 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of the Record Date, those persons known to the Company who beneficially owned 5% or more of the outstanding Common Stock were as follows:

      NAME AND ADDRESS                                NUMBER OF SHARES
    OF BENEFICIAL OWNER                              BENEFICIALLY OWNED PERCENT
    -------------------                              ------------------ -------
T. Rowe Price Associates, Inc.(1)(2)
 100 East Pratt Street
 Baltimore, Maryland 21202..........................     3,111,700       14.1%
FMR Corporation(1)(3)
 82 Devonshire Street
 Boston, Massachusetts 02109........................     2,331,500       10.5%
Robert Kamerschen(4)
 ADVO, Inc.
 One Univac Lane
 Windsor, Connecticut 06095.........................     1,279,731        5.8%

--------
(1) The information relating to the ownership of the Common Stock by this entity or individual is based on a statement on Schedule 13G filed by such entity or individual with the Securities and Exchange Commission (the "SEC").
(2) The amount of shares beneficially owned includes 357,400 shares as to which T. Rowe Price Associates, Inc. ("Associates") has sole voting power and 3,111,700 shares as to which Associates has sole dispositive power. The amount also includes 1,155,000 shares which are beneficially owned by
    T. Rowe Price New Horizons Fund, Inc. ("New Horizons") as to which New Horizons has sole voting power.
(3) The amount of shares beneficially owned includes 205,100 shares as to which FMR Corporation ("FMR") has sole voting power and 2,331,500 shares as to which FMR has sole dispositive power. The amount also includes 1,691,300 shares which are beneficially owned by Fidelity Retirement Growth Fund.
(4) Includes shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and 53,550 shares Mr. Kamerschen has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.

                           GOVERNANCE OF THE COMPANY

  In accordance with the Company's Bylaws, as amended, and the applicable laws of Delaware, responsibility for the management of the Company is vested in the Board of Directors. During the fiscal year ended September 26, 1998, the Board of Directors met ten times. Each Director attended 100% of the aggregate number of meetings of the Board of Directors and the total number of the committees on which he served, except Messrs. Vogelstein, Fritz, and Crawford, who attended 60%, 71%, and 75% of the meetings, respectively. James A. Eskridge retired from the Board of Directors as of January 22, 1998.

  The Board has delegated responsibilities with respect to certain audit matters to the Audit Committee. The members of the Audit Committee for the fiscal year ended September 26, 1998 were Messrs. Fritz (Chairman), Newman, Crawford, and Eskridge through his January 22, 1998 retirement.

The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met two times during the fiscal year ended September 26, 1998, and no member of the Audit Committee missed a meeting, except for Mr. Fritz who missed one meeting.

  The Board has delegated responsibilities with respect to certain compensation matters to the Compensation Committee. The members of the Compensation Committee were Messrs. Newman (Chairman), Fritz, Dyer, and Rockwell. The Compensation Committee has the responsibility to help formulate short and long-term compensation plans and help develop the Company's compensation philosophy. The committee also reviews specific proposals regarding executive compensation and other aspects of the terms of employment of the Company's senior management. The Compensation Committee met twice during the fiscal year ended September 26, 1998, and no member of the Compensation Committee missed a meeting.

  The Board has delegated responsibilities with respect to the selection of directors and other governance issues to the Nominating Committee which was formed in the later part of fiscal 1998. The members of the Nominating Committee were Messrs. Vogelstein (Chairman), Crawford and Kamerschen. The Nominating Committee held no meetings during the fiscal year ended September 26, 1998.

  The Company has no executive committee or other committees, except for the above. Total attendance was 89% for all board and committee meetings.

  Directors, other than those who are full-time employees of the Company or a subsidiary, each are currently eligible to receive an annual fee of $20,000, a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. Directors serving as chairmen of any committees of the Board of Directors receive an additional $2,000 per year for each chairmanship held. Directors who are full-time employees of the Company receive no remuneration for serving on the Board of Directors or its committees. All Directors' expenses for attending Board of Directors' meetings are reimbursed by the Company.

  Under the 1990 Non-Employee Directors' Restricted Stock Plan (the "Non-Employee Directors' Plan") grants were made to each of Messrs. Dyer and Crawford of 6,000 restricted shares in fiscal 1998. Upon granting of these restricted shares, restrictions lapsed immediately on 2,000 of the shares held by each individual and the remaining 4,000 shares held by each individual will vest over the next two years. In addition, grants were made in fiscal 1998 to each of Messrs. Fritz, Newman, Vogelstein, Rockwell, Crawford, and Dyer of options to purchase 2,500 shares at an exercise price of $28.3125 per share. The options will become exercisable in equal annual installments over the next four years, if the recipients remain on the Board.

                           1. ELECTION OF DIRECTORS

  The Bylaws of the Company, as amended, provide for a Board of Directors consisting of not less than three nor more than 15 members, the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has determined that the Company will have eight Directors at this time. Each person elected as a Director of the Company will hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified.

  All of the nominees set forth below were elected by the stockholders to their present terms at the 1998 Annual Meeting. Each nominee has consented to being named herein and has agreed to serve if elected. In case any such nominee shall have become, at the time of the meeting, unable or unwilling to serve (an event which the Board of Directors of the Company has no reason to expect), the attorneys named in the enclosed form of proxy intend to vote for another person designated by the Board of Directors.

  The affirmative vote of a plurality of the voting power represented at the meeting is required for a nominee to be elected as a Director of the Company. "Plurality" means that the nominees who receive the largest number of votes cast "FOR" are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Votes withheld and broker non-votes are not counted towards the plurality vote calculation.

NOMINEES FOR ELECTION

  ROBERT KAMERSCHEN, age 62. Mr. Kamerschen has been the Chairman of the Board since January 1989. From November 1988 to February 1989, he was President of the Company, and he has been Chief Executive Officer and a Director since November 1988. Mr. Kamerschen is also a Director of Micrografx, Inc., R.H. Donnelley Corporation and IMS Health. Mr. Kamerschen is retiring as Chief Executive Officer of the Company as of January 1, 1999.

  GARY M. MULLOY, age 53. Mr. Mulloy became President and Chief Operating Officer on November 4, 1996 and was elected to the Board of Directors on December 3, 1996. From 1990 to October 1996 he was President and Chief Executive Officer of Pilkington Barnes-Hind, Inc., a division of Pilkington Vision Care. Mr. Mulloy has been elected to succeed Mr. Kamerschen in the position of Chief Executive Officer as of January 1, 1999.

  BRUCE CRAWFORD, age 69. Mr. Crawford has been a Director of the Company since December 1996. Mr. Crawford is Chairman of Omnicom Group Inc., the largest marketing communications company in the world. Mr. Crawford served as CEO of Omnicom Group from 1989 to 1996. Mr. Crawford is also President and Chief Executive Officer of the New York Metropolitan Opera Association.

  DAVID F. DYER, age 49. Mr. Dyer has been a Director of the Company since May 1997. Mr. Dyer is President, Chief Executive Officer of Lands' End, Inc. an international direct merchant of apparel and home furnishings. Mr. Dyer was the Chief Operating Officer of the Home Shopping Network, Inc. from 1994 to 1995. Previous to that from 1989 to 1994, Mr. Dyer held senior management positions with Lands' End, Inc.

  JACK W. FRITZ, age 71. Mr. Fritz has been a Director of the Company since March 1984. Until January 1987, Mr. Fritz was President, Chief Executive Officer and a Director of John Blair & Company, and had held those positions for more than five years. Mr. Fritz serves as a Director of the Warburg, Pincus Funds, and is also a Director of Fritz Broadcasting, Inc. and Fritz Communications.

  JOHN R. ROCKWELL, age 70. Mr. Rockwell has been a Director of the Company since May 1990. Until April 1, 1990, he was Senior Vice President, Group Executive and a Director of Booz, Allen & Hamilton, Inc., a management consulting firm, a position he held for more than five years. Mr. Rockwell is also a Director of The Forum Corporation, Tom's of Maine, Inc. and Zygo Corporation.

  HOWARD H. NEWMAN, age 51. Mr. Newman has been a Director of the Company since August 1986. He has been associated with E.M. Warburg, a specialized financial services company, since January 1984 and has been a Managing Director since January 1987. Mr. Newman is also a Director of Newfield Exploration Company, RenaissanceRe Holdings Ltd., Cox Insurance Holdings, Plc., Eagle Family Foods Holdings, Inc. and several privately owned companies.

  JOHN L. VOGELSTEIN, age 64. Mr. Vogelstein has been a Director of the Company since November 1988. Mr. Vogelstein was previously a Director of the Company from August 1986 to December 1987. He has been Vice Chairman of the Board of Directors of E.M. Warburg for more than the past five years and was appointed President of E.M. Warburg on January 1, 1994. Mr. Vogelstein is also a Director of Mattel, Inc., Journal Register Company, Knoll, Inc., LCI International, Golden Books Family Entertainment, Inc. and Vanstar Corporation.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information with respect to the Common Stock beneficially owned by the Directors, nominees, the persons named in the Summary Compensation Table on page 7 of this Proxy Statement and by all Directors and executive officers as a group, as of the Record Date. Except as otherwise indicated, each person listed has sole voting and investment power with respect to shares beneficially owned.

                                                       NUMBER OF SHARES
NAME OF INDIVIDUAL                                     OF COMMON STOCK   PERCENT
------------------                                     ----------------  -------
Robert Kamerschen.....................................    1,279,731(1)     5.8%
Gary M. Mulloy........................................      114,445(2)      .5
Myron L. Lubin........................................       74,887(3)      .3
Rick Kurz.............................................       27,201(4)      .1
Frank Talz............................................       39,550(5)      .2
Bruce Crawford........................................        6,625(6)       *
David F. Dyer.........................................        8,625(6)       *
Jack W. Fritz.........................................       43,953(7)      .2
John R. Rockwell......................................       22,875(8)      .1
Howard H. Newman......................................      759,799(9)     3.4
John L. Vogelstein....................................      834,199(9)     3.8
All Directors and executive officers as group (20
 persons).............................................    2,691,241(10)   12.0

--------
*  Less than .1%.
(1) Includes 234,217 shares awarded under the 1986 Employee Restricted Stock Plan, as amended (the "Restricted Stock Plan"), and 53,550 shares Mr. Kamerschen has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(2) Includes 26,606 shares of restricted stock awarded by the Company, 8,482 shares awarded under the Restricted Stock Plan and 67,500 shares Mr. Mulloy has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(3) Includes 18,437 shares awarded under the Restricted Stock Plan and 48,185 shares Mr. Lubin has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.

(4) Includes 2,203 shares awarded under the Restricted Stock Plan, as amended, and 11,339 shares Mr. Kurz has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(5) Includes 12,248 shares awarded under the Restricted Stock Plan and 13,428 shares Mr. Talz has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(6) Includes 6,000 shares awarded to Mr. Crawford and Mr. Dyer under the Non-Employee Directors' Plan and 625 shares Mr. Crawford and Mr. Dyer have the right to acquire within 60 days of the Record Date.
(7) Includes 13,000 shares awarded under the Non-Employee Directors' Plan, 3,625 shares Mr. Fritz has the right to acquire within 60 days of the Record Date and 18,347 shares owned by Mr. Fritz's wife, as to which shares Mr. Fritz disclaims beneficial ownership.
(8) Includes 10,500 shares awarded under the Non-Employee Directors' Plan and 3,625 shares Mr. Rockwell has the right to acquire within 60 days of the Record Date pursuant to option grants awarded by the Company.
(9) Includes 29,000 and 103,400 shares owned directly by Mr. Newman and Mr. Vogelstein, respectively and 730,799 shares owned directly by Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the managing partner of WP and may be deemed to control it. Messrs. Newman and Vogelstein are directors of the Company and general partners of WP. As such, Messrs. Newman and Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in a portion of the shares beneficially owned by WP. Messrs. Newman and Vogelstein disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.
(10) Includes 409,845 shares awarded under the Restricted Stock Plan and the Non-Employee Directors' Plan, and 272,169 shares all executive officers as a group have the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's Directors, its executive (and certain other) officers and any persons holding ten percent or more of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. In fiscal 1998, all required reports of beneficial ownership of the Company's Common Stock were timely filed. Also in 1998, Mr. Taugher filed an Initial Statement of Beneficial Ownership on Form 3. Such Form was amended to include additional holdings that were inadvertently omitted on the initial filing.

                            EXECUTIVE COMPENSATION

  The following table shows compensation paid by the Company and its subsidiaries for services in all capacities during fiscal 1998, 1997, and 1996 to each of the following named executive officers of the Company, including the Chief Executive Officer.

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL             LONG-TERM
                                    COMPENSATION     COMPENSATION AWARDS
                                  ----------------- ---------------------
                                                    RESTRICTED SECURITIES
                                                      STOCK    UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY  BONUS(1) AWARDS(2)  OPTIONS(3) COMPENSATION(4)
---------------------------  ---- -------- -------- ---------- ---------- ---------------
Robert Kamerschen,......     1998 $541,815 $452,704  $706,213   149,439      $ 34,954
 Chairman and Chief          1997  507,200  440,625       --    496,299        34,096
 Executive Officer           1996  503,731   93,274       --    662,705        40,067


Gary M. Mulloy,.........     1998  420,423  232,851   184,900   170,000        10,000
 President and Chief         1997  352,123  212,404   367,200   100,000       100,000
 Operating Officer           1996      --       --        --        --            --


Myron L. Lubin,.........     1998  248,777  123,091       --     17,000        21,273
 Executive Vice              1997  240,077  123,909       --     24,037        14,892
 President--                 1996  232,931   25,568       --     61,246        15,903
 Marketing and Sales

Rick Kurz,..............     1998  228,948  113,299       --     31,626        17,234
 Senior Vice President--     1997  221,015  114,230       --     19,615        14,354
 Chief Strategic Growth      1996  211,246   23,192       --     61,700        14,291
 Officer

Frank Talz,.............     1998  220,654  108,811       --     34,018        16,375
 Senior Vice President--     1997  213,723  109,958       --     24,091        13,664
 Network Development         1996  208,961   22,842       --     77,551        13,364

--------
(1) Amounts for each fiscal year represent bonus compensation earned for that year payable in the subsequent year.
(2) The number of restricted shares of Common Stock held at fiscal year end and the value of such holdings, based on the number of restricted shares times the closing market price at September 26, 1998, are 17,500 shares and $417,813 for Mr. Kamerschen and 30,000 shares and $716,250 for Mr. Mulloy. During the fiscal year, Mr. Kamerschen was granted a total of 35,000 restricted shares in two separate grants: 17,500 shares vested immediately upon grant and 17,500 shares vested on September 29, 1998. Mr. Mulloy was granted 10,000 shares during the fiscal year. These restricted shares vest equally over a three-year period from the date of grant (one-third on each anniversary date). Holders of restricted shares are eligible to receive dividends to the same extent as holders of Common Stock, when dividends are declared and payable.
(3) Includes reload option grants received from surrendering previously owned shares of ADVO Common Stock to pay the exercise price on option exercises and shares withheld to satisfy income tax withholding requirements.
(4) Amounts represent contributions made on behalf of the named executives to the Company's 401(k) plan and non-qualified savings plan. In addition, for fiscal 1997, Mr. Mulloy received $100,000 which represented a cash payment upon signing of his employment agreement.

OPTIONS

  Set forth below is certain information concerning stock options granted during fiscal 1998 by the Company to the named executive officers.

  The hypothetical present values on the date of grant of stock options granted in fiscal 1998 shown below are presented pursuant to the SEC proxy rules and are calculated under the modified Black-Scholes model for pricing options. (See footnote 3.) The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in this table will be realized.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                        --------------------------------------------
                        NUMBER OF   % OF TOTAL
                        SECURITIES   OPTIONS                           GRANT
                        UNDERLYING  GRANTED TO  EXERCISE                DATE
                         OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION  PRESENT
                         GRANTED   FISCAL YEAR  ($/SHARE)    DATE    VALUE (3)
                        ---------- ------------ --------- ---------- ----------
GRANTS(1)
Robert Kamerschen......   59,200         6%      $21.500  12/02/2007 $  551,744

Gary M. Mulloy.........   40,000         4        18.500  10/13/2007    327,600
                          30,000         3        21.500  12/02/2007    279,600
                         100,000        11        27.063  06/22/2008  1,180,000

Myron L. Lubin.........   17,000         2        21.500  12/02/2007    158,440

Rick Kurz..............   13,000         1        21.500  12/02/2007    121,160

Frank Talz.............   13,000         1        21.500  12/02/2007    121,160

RELOAD GRANTS(2)
Robert Kamerschen......    7,846         1        22.500  01/25/2000     37,190
                          16,092         2        22.500  05/03/2000     76,276
                          11,872         1        22.500  01/24/2001     56,273
                          10,339         1        22.500  04/24/2001     49,007
                           4,324         *        22.500  06/12/2002     20,496
                          15,447         2        22.500  02/04/2004     73,219
                           9,980         1        22.500  01/24/2005     47,305
                          10,746         1        22.500  01/16/2007     50,936
                           3,593         *        29.875  03/12/2006     22,456

Rick Kurz..............    6,581         1        22.500  05/06/2003     31,194
                             907         *        29.875  06/12/2002      5,669
                           6,231         1        29.875  05/06/2003     38,944
                           2,640         *        29.875  02/04/2004     16,500
                             907         *        29.875  03/12/2006      5,669
                           1,360         *        29.875  01/16/2007      8,500

                                        INDIVIDUAL GRANTS
                           --------------------------------------------
                           NUMBER OF   % OF TOTAL
                           SECURITIES   OPTIONS                          GRANT
                           UNDERLYING  GRANTED TO  EXERCISE               DATE
                            OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION PRESENT
                            GRANTED   FISCAL YEAR  ($/SHARE)    DATE    VALUE(3)
                           ---------- ------------ --------- ---------- --------
Frank Talz................     985          *       $22.500  05/03/2000 $ 4,669
                               831          *        22.500  04/24/2001   3,939
                               992          *        22.500  02/04/2004   4,702
                               831          *        22.500  01/24/2005   3,939
                             1,684          *        22.500  01/16/2007   7,982
                             2,946          *        22.625  05/03/2000  14,141
                             1,549          *        22.625  04/24/2001   7,435
                               683          *        22.625  06/12/2002   3,278
                             2,170          *        29.750  01/25/2000  13,541
                             2,908          *        29.750  01/24/2001  18,146
                               597          *        29.750  06/12/2002   3,725
                             2,419          *        29.750  02/04/2004  15,095
                             1,259          *        29.750  01/24/2005   7,856
                               597          *        29.750  03/12/2006   3,725
                               567          *        29.875  03/12/2006   3,544

--------
*  less than 1%
(1) Stock options granted in fiscal 1998 will become exercisable in 25% increments at one-year intervals from the date of grant, except for the 100,000 shares granted to Mr. Mulloy which will become exercisable in 25% increments at one-year intervals beginning January 1, 2000. All options are subject to the reload feature of the 1988 Non-qualified Stock Option Plan and the 1993 Stock Option SubPlan.
(2) Represent reload option grants received upon the exercise of previously outstanding exercisable options (the "existing options"). The number of reload options awarded upon the exercise of existing options is equal to the number of previously held shares an optionee tenders to pay the exercise price of the existing options and the number of shares an optionee elects to have withheld from the exercise of the existing options to pay statutory tax withholding requirements. The reload options retain the expiration date of the existing options and have an exercise price equal to the fair market value of the Common Stock on the date of exercise of the existing options. Reload options become exercisable on the earlier of one year from the date of grant or termination from the Company.
(3) The present values on grant date are calculated under the modified Black-Scholes model, which is a mathematical formula used to value options traded on stock exchanges, modified for pricing employee stock options. This formula considers a number of factors in order to estimate the option's present value, including the stock's historical volatility (36%), the exercise period of the option, and the risk free rate of return (5.5%- 7.3% depending on the option's grant and expiration dates).

  Set forth below is certain information concerning the named executive officers and the number of shares acquired, amounts realized on stock option exercises during fiscal 1998, and the number and value of specified options at September 26, 1998. The value of exercised and unexercised in-the-money stock options at September 26, 1998 shown below is presented pursuant to SEC rules. The actual before-tax amount, if any, realized upon exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will actually be realized.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                   OPTIONS AT YEAR-END         AT YEAR-END (1)
                                                ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON   VALUE
          NAME            EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Robert Kamerschen.......   517,737   $8,106,416   12,500       229,189     $148,436    $1,163,921
Gary M. Mulloy..........       --           --    25,000       245,000      290,625     1,158,125
Myron L. Lubin..........     9,800      188,650   36,585        41,350      405,517       322,618
Rick Kurz...............    51,241      762,690    1,163        51,052       11,339       264,591
Frank J. Talz...........    44,687      636,666      --         47,518          --        201,631

--------
(1) Value is calculated by determining the difference between the fair market value at September 26, 1998 of the securities underlying the options ($23.875 per share) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE

  The role of the Compensation Committee of the Board of Directors is to represent the Board of Directors in its dealings with management in overseeing the process and substance of ADVO's Executive Compensation Policy and Philosophy, aligning the interest of shareholders and the needs of management. The Compensation Committee believes it is generally in the Company's best interest, and it is the Company's intent, where possible, to preserve full compensation deductibility as permitted under Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Company recognizes that flexibility is necessary and must be maintained for those extraordinary circumstances that may arise on occasion for which the interests of the Company are better served by foregoing full deductibility. The Compensation Committee is composed entirely of non-employee Directors.

Compensation Philosophy:

  ADVO's compensation programs are designed to:

  . Provide a fair, competitive and dynamic compensation program.
  . Attract, retain and develop a highly skilled and motivated workforce.
  . Tie compensation directly to the accomplishment of superior Company performance, creation of long-term shareholder value and attainment of specific strategic initiatives by emphasizing variable rather than fixed compensation.
  . Align stockholders' and management's interests.

  To accomplish this philosophy, ADVO's executive compensation program is composed of base salary, short-term incentives and long-term incentives, which taken together provide a competitive compensation package that is highly leveraged toward the attainment of superior Company performance.

Cash Compensation:

  ADVO's philosophy is to pay competitive cash compensation as compared with a broad spectrum of organizations. To assess its competitive position, ADVO participates in and reviews salary surveys with participant companies from multiple industry segments. These companies represent a cross section of organizations in all industries and are of similar size and scope to ADVO. These companies may or may not be included in the peer group analysis under "Company Financial Performance," since many of the Company's competitors for executive talent are outside the Company's business competitor peer group of companies or are privately held companies. The surveys are professionally administered by third parties and represent the different functional areas of ADVO's organization. In general, ADVO's cash compensation position is within the third quartile of the marketplace (better than the bottom 50% and less remunerative than the top 25%). Based on these surveys, ADVO annually reviews its salary and incentive structure and adjusts it as necessary to reflect the market.

Base Pay:

  Individual base pay is determined by considering:

  . The individual's background, experience and current salary in relation to the market (as represented by the salary range assigned to the individual's position).
  . Accomplishments as determined by the individual's performance appraisal. . The financial spending guidelines of the Company.

Short-Term Incentive:

  ADVO's philosophy is to provide significant financial incentives for key managers to attain and exceed the Company's financial objectives. The Corporate Management Incentive Plan for its eligible associates and the Division/Regional Plan for certain associate populations remain as approved by stockholders in 1994, while new regional and middle management plans were created in fiscal 1996. These plans are meant to provide a strong link between the associate's accountabilities, scope of impact and business performance through the use of operationally tailored measurement criteria focusing on margin improvement and/or operating income goals. These plans provide a competitively benchmarked target award based on the level of the individual's job. The target awards range from 10% to 75% of salary. To realize the target award, certain Company financial performance objectives must be attained. These objectives include corporate, regional and business unit measures, and are measured in terms of achievement versus the annually established plan. The corporate measure is based on consolidated operating income. Regional and business unit objectives incorporate profitability objectives that are margin-based in the form of operating income or margin. The mix and weighting of these objectives is dependent on the organizational role of the individual. All individuals have at least a portion of their incentive based on the corporate measure as described above. The specific plan targets are not disclosed herein because they are considered confidential and disclosure of such could competitively injure ADVO's business. The performance attainment and resulting payout for each objective is evaluated and calculated independently. Performance below plan results in ratably lower payouts, and performance above plan results in ratably higher payouts. The combined payout percentages based upon these results are limited only by the combined business performance. A minimum threshold of plan attainment is in place, below which no payout is made. The Compensation Committee has the discretion to modify the actual awards. The bonuses of the CEO and any associate subject to Section 162(m) of the Code are based solely on corporate consolidated operating income financial results as defined above, and are subject to a capped individual payout.

  The Company's financial performance for the fiscal 1998 year exceeded its operating income target. This resulted in adjusted corporate awards which were, on average, higher than target awards. Regional performance varied, with results both above and below target levels set under the plan. After adjusting for corporate and regional financial results, individual award payouts ranged from 54.8% to 207.3% (to participants in a specific business unit who greatly exceeded plan) of target awards. Approved awards for those disclosed in the Summary Compensation Table were 112.5% of target awards.

Long-Term Incentive:

  The 1988 Non-qualified Stock Option Plan, as amended, and the 1993 Stock Option Subplan are the primary vehicles for long-term incentives. These plans are meant to:

  . Link compensation opportunities to Company achievements.
  . Balance annual results with ADVO's long-term performance.
  . Strengthen the partnership between ADVO's executives and stockholders.

  Participation is limited to key management and executives in the Company. Long-term compensation targets vary by the level of the individual's position and were established based on market analysis provided from third party external consultants. Periodically these targets will be reviewed. These targets are expressed as a percentage of base pay. The resulting target values are translated into shares based on the market value of the shares. Stock options granted in fiscal 1998 were granted at market price with 10 year terms.

  The Company's executives were also given the opportunity to receive "reload options." To receive such options, the plan requires executives to exercise their options by tendering mature shares of stock to "pay" for the underlying cost of the options and withholding shares to meet mandatory federal tax obligations. In return, they receive reload options in the same number as the number of shares utilized in the exercise. Any profit that resulted from the exercise is returned to the executive in the form of stock which is to be retained for two years.

  Service-based options are also used for hiring, promotion and retention situations and are determined in the same manner as described above.

  In addition, the Company has a restricted stock plan. While the governing plan allows for broader usage, historically, this plan has been used for hiring, promotion and retention situations. The Company granted restricted stock for the purposes of hiring and promotion to a limited number of key positions during fiscal 1998. When these situations arise, the number of shares granted is based upon the level of the job.

  The Company is seeking stockholder approval for the ADVO, Inc. 1998 Incentive Compensation Plan which will provide for stock options, restricted stock and performance bonuses, among other forms of incentive compensation (See Proposal 2.) While there is no present intent to change the Company's historical granting and award practices, the proposed plan provides the Board judicious flexibility to fashion creative and meaningful incentives to associates.

  To foster greater alignment with stockholders, ADVO expects that executives who receive stock options should also make a personal financial commitment to acquire and hold significant amounts of ADVO stock. Effective with the beginning of the 1997 calendar year, these persons were asked to acquire a portion or multiple of their salary in ADVO stock over a four-year period. These guidelines range from 150% of base salary for the CEO to 12.5% of base salary for entry level stock option recipients. This plan covers approximately 100 persons.

CEO Compensation and Company Performance:

  As discussed on page 15, the Company and Mr. Kamerschen entered into an employment agreement on May 29, 1996, outlining some specific conditions of employment concerning compensation arrangements, not all of which are under the governance of the Compensation Committee. Under this agreement, Mr. Kamerschen's salary is reviewed annually, and may be increased, but not decreased by the Committee. As such, the Committee reviews Mr. Kamerschen's salary at the beginning of the calendar year using the same base salary guidelines utilized for other executives as described in the "Base Pay" section on page 11, and adjusts his salary in light of Company performance for the preceding fiscal year. Due to the timing of his salary increase during fiscal 1998, the review relates to fiscal 1997 performance. The Committee, at its discretion, also took several factors under consideration, in a qualitative manner in determining the increase in Mr. Kamerschen's salary. Fiscal 1997 was a profitable year for ADVO, including record revenues and operating income, a 40% increase in earnings per share from continuing operations over the prior year, and record growth in pieces per package, a key measure of the unit growth of ADVO's business.

  Concurrent with Mr. Kamerschen's annual increase, the Board of Directors also took into consideration the totality of Mr. Kamerschen's contribution over the course of his tenure and the relative position of his cash compensation in the market. In recognition of these factors, the Committee granted him a 10% base salary increase and 35,000 shares of restricted stock.

  As provided in the Agreement, Mr. Kamerschen's short-term incentive is determined under the Corporate Management Incentive Plan. Under this plan, the CEO's bonus is determined based solely on financial results and is awarded at the discretion of the Board of Directors. Consistent with the plan as described above, as measured by Company performance in fiscal 1998, Mr. Kamerschen was granted an incentive award of $452,704, representing 112.5% of his target award.

  Mr. Kamerschen was awarded 59,200 options in the annual grant using the approach described above.

Benefits:

  ADVO offers benefits to its key executives, serving a different purpose than do the above described elements of compensation. In general, these benefits provide a level of security against financial misfortune which may result from illness, disability or death. The benefits are principally those that are offered to all ADVO employees, with some variations, and generally promote tax efficiency and replacement of benefit opportunities afforded other employees, but which are lost to executives due to regulatory limits.

COMPENSATION COMMITTEE:
Howard H. Newman (Chair)
Jack W. Fritz
David F. Dyer
John R. Rockwell

COMPANY FINANCIAL PERFORMANCE

  The following graph compares the performance of the Company's Common Stock with the S&P 500 Index and a Selected Peer Group Index constructed by the Company. The comparison of total return for each of the years assumes $100 was invested on October 1, 1993 in each of the Company, the S&P 500 Index and the Selected Peer Group Index with investment return weighted on the basis of market capitalization. The Peer Group is comprised of Acxiom Corp., Catalina Marketing, R.R. Donnelley & Sons Co., Dunn & Bradstreet, Information Resources, Inc., Knight-Ridder, Inc., Readers Digest, Scholastic Corp., Times Mirror Co., Tribune Co., Valassis Communications and the Washington Post. The Peer Group represents a mix of newspaper, publishing, database and marketing services companies that ADVO competes with in several of its major markets.

               Comparison of Five Year Cumulative Total Return*
          Among ADVO, INC., S&P 500 Index and a Selected  Group**

                           [LINE GRAPH APPEARS HERE]

                   1993      1994      1995      1996      1997      1998
                 -------   -------   -------   -------   -------   -------
ADVO, Inc......  $100.00   $107.69   $151.21   $153.30   $235.59   $315.47
S&P 500........   100.00    103.69    134.53    161.88    227.36    247.92
Peer Group.....   100.00    102.69    118.58    131.29    159.06    154.50


Assumes $100 invested October 1, 1993 in ADVO, Inc. Common Stock, S&P 500 Index & the Peer Group Index.

*Total Return assumes reinvestment of dividends.
**ADVO's fiscal year ends on the last Saturday in September.

EXECUTIVE AGREEMENTS

Employment Agreement--Kamerschen

  On May 29, 1996, the Company renewed its employment agreement (the "Employment Agreement") with Mr. Kamerschen pursuant to which he is employed as Chief Executive Officer of the Company. The Employment Agreement has a term of five years, continuing through November 14, 2001.

  Under the Employment Agreement, Mr. Kamerschen receives an annual salary of $500,000 per year, subject to annual increases as determined by the Board of Directors. The Employment Agreement provides that annual bonuses may be awarded under the Company's bonus plan. In addition, Mr. Kamerschen receives a housing allowance (currently $3,346 per month) as long as he remains employed by the Company.

  The Employment Agreement also provides that if the Company terminates Mr. Kamerschen's employment for any reason other than for cause (as defined), the Company shall continue to pay a salary to Mr. Kamerschen at the same rate, plus a bonus of 75% of such salary, and allow him to continue to participate in other benefit programs for the duration of the employment period. For the duration of the severance period, Mr. Kamerschen's granted, but unvested restricted stock, shall continue to vest as scheduled. If at the time of termination there are more than two years left in the employment period, for the period in excess of two years, the severance compensation will not include any bonus.

  Mr. Kamerschen is retiring as Chief Executive Officer of the Company as of January 1, 1999.

Consulting Agreement--Kamerschen

  On December 1, 1998, the Company entered into a consulting agreement (the "Consulting Agreement") with Mr. Kamerschen pursuant to which he will be employed as an internal consultant to the Company. The Consulting Agreement has a term of ten years commencing on January 1, 1999 (the "Agreement Period"). During the term of the Consulting Agreement and without additional compensation, Mr. Kamerschen shall serve in such capacities (including as a Director and Board Committee member) of the Company, to which he may be elected or appointed from time to time. Mr. Kamerschen shall also continue to serve as Chairman of the Board at the discretion of the Board. Other than his duties as outlined in the Consulting Agreement, nothing in this Consulting Agreement shall preclude Mr. Kamerschen from engaging in any non-competitive activity.

  Under the Consulting Agreement, Mr. Kamerschen will receive an annual salary of $350,000 per year which shall not be increased or decreased during the Agreement Period. Mr. Kamerschen will be entitled to participate in and receive employee benefits generally available to senior executives of the Company. Pursuant to the Consulting Agreement, Mr. Kamerschen received options under the 1988 Non-Qualified Stock Option Plan and 1993 SubPlan, as amended, to purchase 150,000 shares of the Company's Common Stock at a price of $25.9375 per share. Such options become exercisable in installments of one-quarter each year commencing on the first anniversary of the grant. Other than this grant, Mr. Kamerschen will not participate in any incentive or stock award programs.

  Mr. Kamerschen will be entitled to maintain an office at the Company's headquarters until January 1, 2000 and a housing allowance for that period of $3,346 per month. Commencing on January 1, 2000 and ending December 21, 2001, Mr. Kamerschen shall receive a stipend of $75,000 per year to secure an office from which to work and related services, such as secretarial services. If Mr. Kamerschen vacates his office at Corporate headquarters prior to January 1, 2000, his housing allowance will terminate and the stipend shall be initiated on a pro rata basis. If he should obtain full-time employment prior to December 31, 2001, the above allowances will be terminated immediately.

  The Consulting Agreement can only be terminated for cause (as defined). If Mr. Kamerschen should die prior to the end of the Agreement Period, his surviving spouse shall be paid $175,000 annually until the earlier of the end of the Agreement Period or her death.

  Upon the signing of the Consulting Agreement, Mr. Kamerschen's Executive Severance Agreement (as defined below) became null and void. As of its effective date, the Consulting Agreement supersedes and replaces Mr. Kamerschen's Employment Agreement (described above), which had approximately three more years to run.

Employment Agreement--Mulloy

  On July 31, 1998, the Company entered into an employment agreement with Mr. Mulloy, pursuant to which he will be employed as Chief Executive Officer of the Company. The employment agreement has a term of six years commencing on January 1, 1999, at a salary of $500,000 per year, subject to increases as determined by the Board of Directors (or the Compensation Committee) plus bonuses pursuant to the Company's bonus plan.

  Per the employment agreement, Mr. Mulloy received options under the 1988 Non-Qualified Stock Option Plan and 1993 SubPlan, as amended, to purchase 100,000 shares of the Company's Common Stock at a price of $27.063 per share, such options becoming exercisable in installments of one-quarter each year commencing on January 1, 2000, 2001, 2002, and 2003. Mr. Mulloy will also be granted 25,000 shares of restricted stock upon the approval of an appropriate plan, which is being sought at the Company's 1999 Annual Meeting of Stockholders (see Exhibit A). Under the terms of the agreement, the restrictions on such shares will lapse one-third each year on January 1, 2000, 2001, and 2002. If, for any reason, such a restricted stock plan is not established, the employee will be given an equivalent value amount of stock rights in some other form, subject to similar vesting requirements.

  The employment agreement also provides that if the Company terminates Mr. Mulloy's employment for any reason other than for cause (as defined), the Company shall continue to pay a salary to Mr. Mulloy at the same rate, plus a bonus of 75% of such salary, and allow him to continue to participate in other benefit programs for two years after the date of termination. In addition, Mr. Mulloy will receive a housing allowance of $2,000 per month commencing January 1, 1999 throughout the employment period.

EXECUTIVE SEVERANCE AGREEMENTS

  The Board of Directors authorized the Company to enter into individual Executive Severance Agreements (the "Agreements") with Messrs. Kamerschen, Mulloy, Lubin, Kurz and Talz (the "Executives"). These Agreements were dated on October 17, 1995, with the exception of Mr. Mulloy, his Agreement was dated November 4, 1996. The structure of the Agreements is substantially similar, but the terms of the individual Agreements differ in some important respects as noted below. As noted above, under his Consulting Agreement, Mr. Kamerschen's Agreement will terminate January 1, 1999.

  The Agreements' provisions become effective upon the occurrence of a Change of Control (as described below) and continue for the duration of the Severance Period, as defined below. With regard to Messrs. Kamerschen and Mulloy, the Severance Period is two years following a Change of Control.

  With regard to Messrs. Lubin, Kurz and Talz, the Severance Period is one and one-half years following a Change of Control. In all cases, the Severance Period ends with the death of the Executive. If, during the Severance Period, an Executive's employment is terminated by the Company for any reason other than death, disability or cause (as described below), or if the Executive terminates his employment for good reason (as described below) the Company must pay to the Executive a lump sum severance payment. With regard to Messrs. Kamerschen and Mulloy, the severance payment due upon such a termination of employment is equal to two times the sum of (i) the Executive's annual base pay at the highest rate in effect at any time within the 90-day period preceding the date a notice of termination of employment is given or, if higher, at the highest rate of base pay in effect within the 90-day period immediately preceding the Change of Control and (ii) the greatest amount of incentive (bonus) pay received by the Executive for any calendar year or portion thereof from and including the third year prior to the first occurrence of a Change of Control. With regard to Messrs. Lubin, Kurz and Talz, the severance payment is equal to one and one-half times the foregoing sum. Additionally, upon termination, Messrs. Kamerschen and Mulloy will be entitled to receive medical and life insurance benefits for the period of two years from the date of the termination or cash in lieu thereof. Messrs. Lubin, Kurz and Talz will be entitled to receive medical and life insurance benefits for the period of one and one-half years from the date of termination or cash in lieu thereof.

  Under the Agreements, "cause" means an Executive's intentional act of fraud, embezzlement, theft, damage to Company property or disclosure of confidential information that causes material harm to the Company. "Good reason" means (i) an adverse change in the Executive's responsibilities; (ii) a reduction in the Executive's base pay, bonus pay, or benefits; (iii) a failure of any successor to the Company to assume the obligations under the Agreement; (iv) any material breach of the Agreement by the Company; or (v) any action of the Company requiring the Executive to perform his or her services at a location which is more than thirty five miles from the location where the Executive was employed immediately preceding the date of the Change in Control.

  A "Change of Control" means the occurrence of any of the following events:
(i) the acquisition by any individual, entity or group other than Warburg, Pincus Capital Partners, L.P. ("Warburg") (a "Person"), of beneficial ownership of voting securities of the Company where such acquisition causes such Person to own 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities") other than certain acquisitions; or (ii) individuals who constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board. Any individual becoming a Director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individuals were a member of the Incumbent Board, (excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) and any nominee of Warburg proposed by Warburg to be elected to the Board shall be considered a member of the Incumbent Board; or
(iii) the approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  Each Executive is solely responsible for all federal, state, local or foreign taxes due with respect to any payment received under the Agreements, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, all payments under the Agreements would be reduced to the extent necessary so that no portion of the payments would be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit received by the Executive exceeds the net benefit received by the Executive if no such reduction was made.

  If the Company fails to comply with any of its obligations under the Agreements or in the event that the Company or any other person takes or threatens to take action to declare the Agreements void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from the Executive, the benefits provided or intended to be provided to the Executive by the Company, the Executive is authorized by the Agreements to retain counsel of the Executive's choice, at the expense of the Company, to advise and represent the Executive in connection with any such interpretation, enforcement, or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any member of the Board of Directors, officer, stockholder, or other person or entity affiliated with the Company, in any jurisdiction.

  Benefits under the Agreements are in addition to severance amounts payable under an Executive's employment agreement.

                          RELATED PARTY TRANSACTIONS

  At November 27, 1998, the Company had $6,750,000 invested in money market mutual funds managed by Warburg, Pincus Counsellors, Inc. ("Counsellors"). Income earned on such investments during fiscal 1998 amounted to approximately $617,000. Counsellors is controlled by WP, an affiliate which is a stockholder of the Company. The Company bases all investment decisions upon the available rates of return, and the investments described above were made because of the competitive rates available from Counsellors. Two Directors of the Company are general partners of WP and one such Director is a Director of the various Counsellors managed mutual funds.

       2. APPROVAL AND ADOPTION OF THE 1998 INCENTIVE COMPENSATION PLAN

GENERAL

  The Board of Directors approved the ADVO, Inc. 1998 Incentive Compensation Plan (the "1998 Incentive Plan") effective November 6, 1998, subject to approval of the stockholders. The 1998 Incentive Plan is an unfunded plan which allows for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock and awards in lieu of obligations, dividend equivalents, other stock-based awards and annual incentive awards ("Awards") to Directors and employees of the Company and its subsidiaries and other individuals that perform services for the Company and its subsidiaries. The Board believes that the 1998 Incentive Plan strengthens the Company's ability to attract, retain, and reward high-quality executives, employees, and other persons who provide services to the Company and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company and strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

  The following is a summary of the principal features of the proposed 1998 Incentive Plan, together with the applicable tax implications. This summary, however, does not purport to be a complete description of all provisions of the 1998 Incentive Plan. The description is qualified in its entirety by reference to the 1998 Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

DESCRIPTION OF THE 1998 INCENTIVE PLAN

Administration, Stock Reserved, Eligibility

  Administration of the 1998 Incentive Plan. If approved, the 1998 Incentive Plan will be administered, except to the extent the Board elects otherwise, by a committee of two or more Directors (the "Committee") designated by the Board. Each Director will be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ( the "Act") and an "outside director," as defined under Section 162(m) of the Code unless administration of the 1998 Incentive Plan by such is not then required in order to qualify exemptions under Rule 16b-3 under the Act for tax deductibility under Section 162(m) of the Code, respectively.

  If approved, the Committee will have full and final authority to administer the 1998 Incentive Plan in the manner that it determines, from time to time, is in the best interests of the Company. This includes the authority to select persons to participate in the 1998 Incentive Plan, grant Awards under the 1998 Incentive Plan, construe and interpret the 1998 Incentive Plan and determine the type, number and other terms and conditions of, and all other matters relating to, Awards. Nevertheless, no one person may be granted any specific type of an Award relating to more than 750,000 shares of Common Stock in a fiscal year. Moreover, any Award designed to vest or be granted pursuant to the satisfaction of performance criteria may not result in a payment of more than $2 million in a given year or fiscal year if such Award relates to a fiscal year.

  Shares of Common Stock Subject to the 1998 Incentive Plan. If approved, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the 1998 Incentive Plan will be (i) 1,000,000, plus (ii) the number of shares of Common Stock remaining available under any of the Company's preexisting incentive compensation plans (each a "Preexisting Plan") immediately prior to the date on which stockholders of the Company approve the adoption of the 1998

Incentive Plan, 79,236 shares as of this filing, plus (iii) the number of shares of Common Stock subject to Awards under Preexisting Plans which are terminated without delivery of the compensation contemplated thereby after the date on which stockholders of the Company approve the adoption of the 1998 Incentive Plan.

  However, the total number of shares of Common Stock with respect to which Incentive Stock Options (defined below) may be granted will not exceed 1,000,000 and the total number of shares of Common Stock issuable under the 1998 Incentive Plan in connection with Awards other than Incentive Stock Options or Non-Qualified Stock Options (defined below) shall not exceed 400,000.

  The number and kind of shares of Common Stock to be delivered or used for measurement under the 1998 Incentive Plan may be subject to adjustment for stock splits, stock dividends, recapitalizations, mergers, and other changes affecting the capital stock of the Company.

  Eligibility. If approved, all employees and officers of the Company or any of its subsidiaries, as well as other persons who provide services to the Company or any of its subsidiaries, including Directors of the Company will be eligible, if chosen, to participate in the 1998 Incentive Plan ("Eligible Persons"). As of November 27, 1998 the Company and its subsidiaries had approximately 130 individuals who would be Eligible Persons if the 1998 Incentive Plan was approved as of such date. The Committee will have full and final authority to select Eligible Persons to receive Awards under the 1998 Incentive Plan. Only Eligible Persons may be granted Awards under the 1998 Incentive Plan; however, any person granted an Award under the 1998 Incentive Plan which remains outstanding, including a person who is no longer an Eligible Person, will be considered a participant under the 1998 Incentive Plan (a "Participant").

The 1998 Incentive Plan Awards

  Types of Awards. The types of Awards that may be granted under the 1998 Incentive Plan include: (i) incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the Code, (ii) stock options other than Incentive Stock Options ("Non-Qualified Stock Options" and, together with Incentive Stock Options, "Stock Options"), (iii) stock appreciation rights ("SARs"), (iv) restricted stock ("Restricted Stock"), (v) restricted stock units ("Restricted Stock Units"), (vi) bonus stock and Awards granted in lieu of other compensation obligations of the Company, (vii) dividend equivalents ("Dividend Equivalents"), (viii) other stock-based Awards, and (ix) annual incentive awards ("Annual Incentive Awards").

  Terms and Conditions of Awards in General. If the 1998 Incentive Plan is approved, Awards may be granted on the terms and conditions set forth below. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter such additional terms and conditions as the Committee will determine, including certain performance conditions described below, terms requiring forfeiture of Awards in the event of termination of employment of a Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee will retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the 1998 Incentive Plan; provided, however, that the Committee will not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the 1998 Incentive Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

  Awards granted under the 1998 Incentive Plan may, in the discretion of the Committee, be granted either alone, or in addition to, in tandem with, or in exchange for, other Awards or other rights to receive payment from the Company or certain affiliated entities. Such tandem or exchange Awards may be granted at any time.

  The term of each Award will be for such period as may be determined by the Committee; provided that in no event will the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

  Terms and Conditions of Stock Options. If the 1998 Incentive Plan is approved, the Committee will be authorized to grant Stock Options. The exercise price per share of Common Stock purchasable under a Stock Option will be determined by the Committee, provided that such exercise price will not be less than the fair market value of the Common Stock, as determined by the Committee, on the date of the Stock Option's grant. However, if a Non-Qualified Stock Option is granted in lieu of cash compensation such options may have an exercise price less than the fair market value of the Common Stock as of the date of grant. In such a case, the fair market value of the Common Stock as of the date of grant may exceed the exercise price by the amount of cash compensation that would be foregone. The Committee will determine the time or times, at which or the circumstances under which, a Stock Option may be exercised. The Committee will also determine the methods by which the exercise price may be paid, the form of payment and the methods by or forms in which Common Stock will be delivered to Participants. In no event may a Stock Option remain exercisable more than ten years following the date of grant. The Committee may also determine to grant reload options upon the exercise of a stock option under the plan.

  Terms and Conditions of Stock Appreciation Rights. If the 1998 Incentive Plan is approved, the Committee will be authorized to grant SARs (as well as certain "Limited SARs" in connection with a change of control). A SAR is the right to receive an amount equal to the excess of fair market value of a share of Common Stock on the date of exercise (or, in the case of a "Limited SAR," the right to receive the fair market value determined by reference to a change of control price) over the grant price of the SAR as determined by the Committee. The Committee will determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised. The Committee will also determine the method of exercise, method of settlement, form of payment and form in which Common Stock will be delivered to Participants.

  Term and Conditions of Restricted Stock. If the 1998 Incentive Plan is approved, the Committee will be authorized to grant Restricted Stock. Restricted Stock are shares of Common Stock subject to such restrictions as the Committee may impose. Except to the extent set forth in a particular Award, a Participant granted Restricted Stock will have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right, subject to possible reinvestment conditions, to receive dividends thereon. However, during any period that a Restricted Stock Award is subject to restrictions imposed by the Committee, the Restricted Stock may not be transferred or encumbered by Participants. Except as determined by the Committee, upon termination of employment during the restricted period, Awards of Restricted Stock will be forfeited and reacquired by the Company. Award certificates evidencing Restricted Stock may bear a legend making reference to the restrictions imposed on such shares. The Committee will determine the time or times at which and the circumstances under which any restrictions imposed on Restricted Stock will lapse.

  Terms and Conditions of Restricted Stock Units. If the 1998 Incentive Plan is approved, the Committee will be authorized to grant Restricted Stock Units. Restricted Stock Units are rights to receive Common Stock, cash, or a combination thereof at the end of a deferral period. Restricted Stock Units will be subject to such restrictions as the Committee may impose. Such restrictions, if any, may lapse at the expiration of the deferral period or at earlier specified times. Unless otherwise specified at the date of the grant, Restricted Stock Units also bestow on a Participant the right to receive certain Dividend Equivalents (defined below). Except as determined by the Committee, upon termination of employment, all Restricted Stock Units that are at the time subject to deferral (other than deferral at Participant's election) will be forfeited.

  Terms and Conditions of Bonus Stock and Awards in Lieu of Obligations. If the 1998 Incentive Plan is approved, the Committee will be authorized to grant Common Stock to Eligible Persons as a bonus and to grant Awards of Common Stock or other Awards in lieu of payment obligations under any Company compensation plan or arrangement. An Award granted as a bonus or in lieu of other compensation obligations will be subject to such other terms and conditions as the Committee may determine, including such conditions necessary to prevent any Participant from incurring liability under Section 16(b) of the Act. However, in the case of any grant of Common Stock to an officer of the Company in lieu of salary or other cash compensation, the number of shares granted in place of such compensation will be reasonable, as determined by the Committee.

  Terms and Conditions of Dividend Equivalents. If the 1998 Incentive Plan is approved, the Committee will be authorized to grant to Participants the right to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments ("Dividend Equivalents"). Dividend Equivalents may be awarded independently or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

  Terms and Conditions of Other Stock-Based Awards. If the 1998 Incentive Plan is approved, the Committee also will be authorized, subject to limitations under applicable law, to make such other grants to Participants which are payable in, based on or related to, Common Stock, as the Committee deems to be consistent with the purposes of the 1998 Incentive Plan, including, without limitation, Awards of convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards having a value and payment contingent upon performance of specified objectives by the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries of the Company ("Other Stock-Based Awards").

  Terms and Conditions of Annual Incentive Awards. If the 1998 Incentive Plan is approved, the Committee will have the authority to grant Annual Incentive Awards. Annual Incentive Awards are a conditional right to receive a cash payment, Common Stock or other Award after the end of a specified fiscal year if certain performance conditions (described below) are fulfilled.

Performance Conditions

  Performance Conditions in General. Under the 1998 Incentive Plan, the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to performance conditions specified by the Committee (a "Performance Award"). The Committee may use any measures of performance it deems appropriate in establishing performance conditions, and may exercise its discretion, to the extent such discretion does not violate applicable law, to reduce or increase the amounts payable under any Performance Award based on such conditions. Further, if the Committee determines that a Participant is a "covered employee" under Section 162(m) of the Code or the regulations thereunder (a "Covered Employee") and the contemplated Performance Award should qualify as "performance-based compensation" under such section, then the grant, exercise and/or settlement of such Performance Award will be contingent upon achievement of one or more preestablished performance goals. For purposes of Section 162(m) of the Code, Covered Employees are the chief executive officer of a given corporation and the four highest compensated officers other than the chief executive officer. Annual Incentive Awards may likewise be subject to performance conditions specified by the Committee and may be designed to qualify as "performance-based compensation" under Section 162(m) of the Code.

  Performance goals will consist of one or more of the business criteria described below and targeted levels of performance with respect to each of such criteria, specified by the Committee. Performance goals will be objective, "substantially uncertain" and will otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder. Performance goals may vary among Participants or among Performance Awards to the same Participant.

  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), will be used by the Committee in establishing performance goals: (1) earnings per share; (2) increase in revenues or margin; (3) increase in cash flow; (4) revenue per piece and pieces per package; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) operating profits in excess of cost of capital employed; (7) direct contribution; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items, operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, or divestitures; (12) total stockholder return; (13) debt reduction; and (14) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies ("Business Criteria").

  Establishment, Amount and Achievement of Performance Goals;
Pools. Achievement of performance goals will be measured over a performance period of up to ten years, as specified by the Committee. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

  After each performance period, or at the end of each fiscal year in the case of an Annual Incentive Award, the Committee will determine the amount of any Performance Awards payable to each Participant. These amounts will be settled, in the Committee's discretion, in cash, Common Stock, other Awards or other property. The Committee may, at its discretion, decrease the amount of Performance Awards but may not increase the amount of a Performance Award payable to a Covered Employee.

  All determinations by the Committee as to the establishment, amount and achievement of performance goals by Covered Employees will be made in writing and the Committee may not delegate any responsibility relating to such Performance Awards. The Committee will specify the circumstances under which Performance Awards will be paid or forfeited if a Participant is terminated before settlement.

Other Provisions of the 1998 Incentive Plan

  Change in Control. In the event of a Change in Control (defined below), unless otherwise provided in the Award agreement: (i) any Award that was not previously exercisable will become fully exercisable at the time of the Change in Control and remain so for the balance of the stated term of such award except to the extent required by an applicable law, regulation or rule; (ii) all restrictions applicable to any Award will lapse except to the extent waived by a Participant or required by an applicable law, regulation or rule;
(iii) all performance conditions will be deemed met if and to the extent so provided in the Award agreement relating to such Award; and (iv) any optionee who holds a Stock Option will be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring shares, to receive, and the Company will pay, in cash the excess of the highest price paid for any share in any transaction triggering the Change in Control or the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control over the exercise price of such Stock Option, multiplied by the number of shares covered by such Stock Option.

  A Change of Control will be deemed to have occurred if: (i) a person other than certain companies affiliated with the Company or benefit plans becomes the beneficial owner of 30% or more of the voting power of the Company's outstanding voting securities (except as a result of acquisitions from the Company); (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board (or certain other new directors approved by the Board) cease to constitute a majority of the Board;
(iii) the Company merges or consolidates with another entity unless the Company's voting securities outstanding immediately prior to the merger continue to represent (converted or unconverted) more than 50% of the surviving entity's voting power or no premium was intended to be paid to any stockholder in the merger; (iv) the stockholders of the Company approve an agreement to sell all or substantially all of the Company's assets, except sales to an entity having substantially the same ownership as the Company; or
(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

  Transferability. Unless permitted by the Committee pursuant to the express terms of an Award agreement, Awards will generally not be transferable other than by will or the laws of descent and distribution or to a named beneficiary.

  Amendment and Termination. The Board may amend or terminate the 1998 Incentive Plan without the consent of stockholders or Participants, except that any amendment to the 1998 Incentive Plan will be subject to the approval of the Company's stockholders no later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Board may, in its discretion, submit other changes to the 1998 Incentive Plan to stockholders for approval. However, without the consent of an affected Participant, no Board or stockholder action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may amend or terminate any Award provided that, and notwithstanding any other provisions described herein, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

  Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transactions by a Participant who is subject to Section 16 of the Act will be exempt from such pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if a provision of the 1998 Incentive Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the Act, such provision will be deemed amended to the extent necessary to conform to such so that the Participant avoids liability under Section 16(b) of the Act.

  Non-Competition Agreement. If the 1998 Incentive Plan is approved, the Committee may require, as a condition to the grant of any Award, that an Eligible Person agree in writing not to engage in conduct in direct competition with the Company and/or any of its subsidiaries for one year after the termination of such Eligible Person's employment with the Company and/or its subsidiaries.

  Vesting Limitations and Repricing. Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards generally will vest over a minimum period of three years except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances (collectively "Special Circumstances"). However, such Awards that are Performance Awards generally will vest over a minimum period of one year except in the event of Special Circumstances. Further, up to 5% of the shares of Common Stock authorized under the 1998 Incentive Plan may be granted as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this paragraph, vesting over a three-year period or a one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

  The Committee will not, without further approval of the Company's stockholders, grant any Stock Options under the 1998 Incentive Plan that would constitute a "repricing" of such Stock Options and thereby trigger the disclosure obligations under Item 402(i) of Regulation S-K or any successor provision.

TAX IMPLICATIONS OF AWARDS UNDER THE 1998 INCENTIVE PLAN

  Set forth below is a summary of the federal income tax consequences to Participants in the 1998 Incentive Plan and to the Company as a result of the grant and exercise of Awards under the 1998 Incentive Plan. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and IRS rulings in effect on the date of this proxy statement.

  Non-Qualified Stock Options; Stock Appreciation Rights; Incentive Stock Options. Participants will not realize taxable income upon the grant of a Non-Qualified Stock Option or a SAR. Upon the exercise of a SAR or a Non-Qualified Stock Option, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefore. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a SAR, or pursuant to the exercise of a Non-Qualified Stock Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Tax Code Limitations on Deductibility," the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

  Participants eligible to receive an Incentive Stock Option will not have taxable income upon the grant or exercise of such a Stock Option.

  Upon exercise of an Incentive Stock Option the excess of the fair market value of the shares of Common Stock received ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Stock Option would be allowed as a credit against the Participant's regular tax liability in a later year to the extent the Participant's regular tax liability is in excess of the alternative minimum tax for that year.

  Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a "disqualifying disposition"), the Participant will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize a capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date.

  The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Stock Option, unless a Participant makes a disqualifying disposition of the ISO Stock. If a Participant makes a disqualifying disposition, the Company (or a subsidiary) will then, subject to the discussion below under "Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

  Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Non-Qualified Stock Option or Incentive Stock Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Non-Qualified Stock Option or Incentive Stock Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Non-Qualified Stock Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefore in satisfaction of the Non-Qualified

Stock Option or Incentive Stock Option exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Common Stock surrendered in satisfaction of the Non-Qualified Stock Option or Incentive Stock Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

  Restricted Stock Units, Restricted Stock, Annual Incentive Awards, Bonus Stock, Dividend Equivalents. In general, a Participant will realize ordinary compensation income upon the lapse of restrictions tied to a Restricted Stock Unit equal to the fair market value of any Common Stock or cash such Restricted Stock Unit gives the Participant the right to receive. For instance, if the Company provides a vesting schedule setting forth the time or times at which the Participant has a right to actually receive Common Stock, cash or a combination thereof, the Participant will realize ordinary compensation income equal to the amount of cash and the fair market value of any Common Stock the Participant is given the right to receive at the time such right vests thereunder. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Restricted Stock in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (a) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make a valid election under Section 83(b) of the Code or
(b) when the Common Stock is received in cases where a Participant makes a valid Section 83(b) election. An election pursuant to Section 83(b) of the Code will allow a Participant to realize ordinary income upon the grant of Restricted Stock regardless of whether it is not transferable and subject to a substantial risk of forfeiture. Unless subject to the restrictions of a given Award, a Participant will realize ordinary compensation income upon the receipt of an Annual Incentive Award, Bonus Stock, or a Dividend Equivalent equal to the amount of cash and the fair market value of any Common Stock or other property received.

  A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash, or other property received. Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

  Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 1998 Incentive Plan could also be limited by the golden parachute payment rules of
Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 1998 Incentive Plan could be limited by
Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of the Company to $1 million with respect to any such officer during any taxable year of the Company. However, an exception applies to this limitation in the case of certain performance-based compensation. The 1998 Incentive Plan is intended to satisfy the requirements for the performance-based exception.

NEW PLAN BENEFITS

  As of November 27, 1998, no Awards have been granted under the 1998 Incentive Plan. The Awards, if any, that will be made to eligible participants under the 1998 Incentive Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

  The closing market value of Common Stock as of November 27, 1998 was $25 11/16 per share as reported on the New York Stock Exchange.

  VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL OF THE PROPOSED 1998 INCENTIVE COMPENSATION PLAN.

  To be approved by the stockholders, the 1998 Incentive Plan must receive the approval of stockholders holding at least a majority of the outstanding shares of Common Stock present at the Annual Meeting and entitled to vote on the 1998 Incentive Plan. Abstentions and broker non-votes are tabulated separately, with abstentions being counted in tabulations of the votes cast on a proposal for purposes of determining whether a proposal has been approved and broker non-votes not being counted as a vote cast with respect to that proposal. Because abstentions are counted as present and entitled to vote on the 1998 Incentive Plan, they will have the effect of votes AGAINST this Proposal. If a stockholder executes and returns a Proxy but does not specify otherwise, the shares represented by such stockholder's Proxy will be voted FOR the 1998 Incentive Plan.

  If the 1998 Incentive Plan is not approved by stockholders at the Annual Meeting, no Awards will be granted under the 1998 Incentive Plan.

  BECAUSE THE 1998 INCENTIVE PLAN WILL INCREASE THE KINDS AND POTENTIALLY THE NUMBER OF AWARDS THAT MAY BE GRANTED TO ALL EXECUTIVE OFFICERS AND DIRECTORS OF ADVO, EACH OF THE EXECUTIVE OFFICERS AND DIRECTORS OF ADVO HAS AN INTEREST IN, AND MAY BENEFIT FROM, THE ADOPTION OF THE 1998 INCENTIVE PLAN.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                    3. APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors recommends that proxies be voted in favor of the ratification of the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending September 25, 1999.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                OTHER BUSINESS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders, any stockholder proposal must be received by the Secretary of the Company prior to August 19, 1999. In addition, the form of proxy issued with the Company's 2000 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at the 2000 Annual Meeting and which is not included in the Company's proxy statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the stockholder proponent has given the Secretary of the Company notice of such proposal prior to November 2, 1999 and certain other conditions provided for in the Commission's rules have been satisfied.




                                          /s/David M. Stigler

                                          David M. Stigler
                                          Secretary

December 17, 1998

                                                                      EXHIBIT A

                                  ADVO, INC.

                       1998 INCENTIVE COMPENSATION PLAN

                                   ADVO, INC.

                        1998 INCENTIVE COMPENSATION PLAN

                                                                           PAGE
                                                                           ----
 1.Purpose................................................................  A-1

 2.Definitions............................................................  A-1

 3.Administration.........................................................  A-3
  (a)Authority of the Committee...........................................  A-3
  (b)Manner of Exercise of Committee Authority............................  A-3
  (c)Limitation of Liability..............................................  A-4

 4.Stock Subject to Plan..................................................  A-4
  (a)Overall Number of Shares Available for Delivery......................  A-4
  (b)Application of Limitation to Grants of Awards........................  A-4
  (c)Availability of Shares Not Delivered under Awards....................  A-4

 5.Eligibility; Per-Person Award Limitations..............................  A-5

 6.Specific Terms of Awards...............................................  A-5
  (a)General..............................................................  A-5
  (b)Options..............................................................  A-5
  (c)Stock Appreciation Rights............................................  A-6
  (d)Restricted Stock.....................................................  A-6
  (e)Restricted Stock Units...............................................  A-7
  (f)Bonus Stock and Awards in Lieu of Obligations........................  A-7
  (g)Dividend Equivalents.................................................  A-8
  (h)Other Stock-Based Awards.............................................  A-8

 7.Certain Provisions Applicable to Awards................................  A-8
  (a)Stand-Alone, Additional, Tandem, and Substitute Awards...............  A-8
  (b)Term of Awards.......................................................  A-9
  (c)Form and Timing of Payment under Awards; Deferrals...................  A-9
  (d)Exemptions from Section 16(b) Liability..............................  A-9
  (e)Non-Competition Agreement............................................  A-9
  (f)Limitation on Vesting of Certain Awards and Repricing................  A-9

 8.Performance and Annual Incentive Awards................................ A-10
  (a)Performance Conditions............................................... A-10
  (b)Performance Awards Granted to Designated Covered Employees........... A-10
  (c)Annual Incentive Awards Granted to Designated Covered Employees...... A-11
  (d)Written Determinations............................................... A-12
  (e)Status of Section 8(b) and Section 8(c) Awards under Code Section
   162(m)................................................................. A-12

 9.Change in Control...................................................... A-13
  (a)Effect of "Change in Control"........................................ A-13
  (b)Definition of "Change in Control".................................... A-13
  (c)Definition of "Change in Control Price".............................. A-14

                                                                            PAGE
                                                                            ----
10.General Provisions...................................................... A-14
  (a)Compliance with Legal and Other Requirements.......................... A-14
  (b)Limits on Transferability; Beneficiaries.............................. A-15
  (c)Adjustments........................................................... A-15
  (d)Taxes................................................................. A-16
  (e)Changes to the Plan and Awards........................................ A-16
  (f)Limitation on Rights Conferred under Plan............................. A-16
  (g)Unfunded Status of Awards; Creation of Trusts......................... A-16
  (h)Nonexclusivity of the Plan............................................ A-17
  (i)Payments in the Event of Forfeitures; Fractional Shares............... A-17
  (j)Governing Law......................................................... A-17
  (k)Awards under Preexisting Plans........................................ A-17
  (l)Plan Effective Date and Shareholder Approval.......................... A-17

1. PURPOSE

  The purpose of this 1998 Incentive Compensation Plan (the "Plan") is to assist ADVO, Inc., a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2. DEFINITIONS

  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

    (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

    (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

    (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
  Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

    (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

    (e) "Board" means the Company's Board of Directors.

    (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

    (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

    (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

    (i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and
  (ii) an "outside director" as defined under Code Section

  162(m), unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

    (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

    (k) "Dividend Equivalent" means a right, granted to a Participant under
  Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

    (l) "Effective Date" means November 6, 1998.

    (m) "Eligible Person" means each Executive Officer and other officers and employees of the Company or of any subsidiary, and other persons who provide services to the Company or any of its subsidiaries including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

    (o) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

    (p) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of fair market value is being made, or if no shares of Stock were traded on such date, then the last trading date prior thereto.

    (q) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

    (r) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

    (s) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

    (t) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

    (u) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

    (v) "Performance Award" means a right, granted to a Participant under
  Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

    (w) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

    (x) "Preexisting Plans" mean the ADVO, Inc. 1986 Employee Restricted Stock Plan (as amended and restated effective January 22, 1998); the ADVO, Inc. 1988 Non-Qualified Stock Option Plan and 1993 Stock Option Subplan (as amended and restated effective January 22, 1998); the ADVO, Inc. 1986 Stock Option Plan, as amended; and the Corporate Management and Division/Regional Incentive Plans.

    (y) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

    (z) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

    (aa) "Restricted Stock Unit" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

    (bb) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

    (cc) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

    (dd) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

3. ADMINISTRATION

  (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

  (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to
Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

  (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. STOCK SUBJECT TO PLAN

  (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 1,000,000, plus (ii) the number of shares of Stock remaining available under Preexisting Plans immediately prior to the date on which shareholders of the Company approve the adoption of the Plan, plus (iii) the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with Section 4(c) hereof after the date on which shareholders of the Company approve the adoption of the Plan; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 1,000,000 and the total number of shares of Stock issuable under the Plan in connection with Awards other than Options shall not exceed 400,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

  (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

  (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS

  Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 750,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $2 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $2 million.

6. SPECIFIC TERMS OF AWARDS

  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as "performance-based compensation" for purposes of Code Section 162(m) if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Company Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

  (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

    (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

    (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten years following the date of grant.

    (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

  (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

    (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee.

    (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

  (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

    (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

    (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

    (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted

  Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

    (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

  (e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

    (i) Award and Restrictions. Satisfaction of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

    (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

    (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

  (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other

Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

  (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7. CERTAIN PROVISIONS APPLICABLE TO AWARDS

  (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

  (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

  (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

  (d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

  (e) Non-Competition Agreement. Each Participant to whom an Award is granted under the Plan, who has not already done so at the time of such grant, may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in direct competition with the Company or any of its subsidiaries for one year after the termination of such Participant's employment with the Company and its subsidiaries.

  (f) Limitation on Vesting of Certain Awards and Repricing.

    (i) Vesting Limitations. Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, as described in Section 6(d), 6(e) and 6(h) of the Plan, respectively, generally will vest over a minimum period of three years except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock, Restricted Stock Units, and Other-Stock Based Awards as to which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

    (ii) Repricing. The Committee will not, without further approval of the Company's stockholders, grant any Options under the Plan that would constitute a "repricing" of such Options and thereby trigger the disclosure obligations under Item 402(i) of Regulation S-K or any successor provision.

8. PERFORMANCE AND ANNUAL INCENTIVE AWARDS

  (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

  (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code
Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

    (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.

    Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

    (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margin; (3) increase in cash flow; (4) revenue per piece; pieces per package; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) operating profits in excess of cost of capital employed; (7) direct contribution; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital;
  (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

    (iii) Performance Period; Timing for Establishing Performance
  Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

    (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

    (v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of
  (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

  (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

    (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
  Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

    (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under
  Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code
  Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

    (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or
  (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
  Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

  (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

  (e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. CHANGE IN CONTROL

  (a) Effect of "Change in Control." In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

    (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

    (ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

    (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

    (iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

  (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

    (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange
  Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities (except that an acquisition of securities directly from the Company shall not be deemed an acquisition for purposes of this clause
  (i));

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or
  (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

    (iii) the consummation of a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation in which no premium is intended to be paid to any shareholder participating in the merger or consolidation;

    (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

    (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

  (c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. GENERAL PROVISIONS.

  (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

  (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

  (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under
Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under
Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

  (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

  (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

  (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

  (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for certain incentive awards and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

  (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

  (k) Awards under Preexisting Plans. Upon approval of the Plan by shareholders of the Company as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans.

  (l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board effective November 6, 1998, subject to approval by the shareholders of the Company.

PROXY                              ADVO, INC                              PROXY



        ONE UNIVAC LANE, P.O. BOX 755, WINDSOR, CONNECTICUT 06095-0755

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints David M. Stigler and Julie A. Abraham, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of the Common Stock of ADVO, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on January 21, 1999 at the Sheraton Hotel at Bradley International Airport, Windsor Locks, CT, commencing at 10.30 a.m. (EST) or any adjournment thereof.

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND WILL BE VOTED "FOR" PROPOSALS 2 AND 3.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

                 (PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE)

                             FOLD AND DETACH HERE

The Board of Directors recommends that you vote "FOR" Items 1, 2, and 3     PLEASE MAKE YOUR CHOICE LIKE     I Plan to
                                                                            THIS X IN BLUE OR BLACK          attend the meeting  [_]

 1. Election of Directors:                               Nominees for election by holders of Common Stock: Bruce Crawford, David F.
                                                         Dyer, Jack W. Fritz, Robert Kemerschen, Gary M. Mulloy, Howard H. Newman,
                                                         John R. Rockwell, John L. Vogelstein.
    FOR all nominees              WITHHOLD
   listed to the right            AUTHORITY              INSTRUCTION: To withhold your vote for any nominee(s), write that nominee's
   (except as marked)       to vote for all nominees                  name on the line below.
    to the contrary)          listed to the right
         [_]                         [_]                 ___________________________________________________________________________

 2. Approval and Adoption of the ADVO,  Inc. 1998        3. Ratification of the Appointment of         PLEASE MARK, SIGN, DATE AND
    Incentive Compensation Plan, as described               Ernst & Young LLP as the Company's        RETURN THE PROXY CARD PROMPTLY
    in the proxy.                                           Independent Auditors for fiscal 1999.       USING THE ENCLOSED ENVELOPE.

      FOR     AGAINST      ABSTAIN                             FOR      AGAINST     ABSTAIN
      [_]       [_]          [_]                               [_]        [_]         [_]


SIGNATURE_______________________________________________ SIGNATURE___________________________________________ DATE__________________
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                       FOLD AND DETACH HERE